JOINT FILING AGREEMENT


This JOINT FILING AGREEMENT is made and entered into by and among The Governor and Company of the Bank of Ireland, BIAM Holdings, Bank of Ireland Asset Management Limited, Bank of Ireland Asset Management (U.S.) Limited and the Bank of Ireland EUT Smaller Equities Fund.

The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise deliver as appropriate) all filings on Schedule 13D and Schedule 13G (the "Filings") required to be filed by them pursuant to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of any securities of The New Ireland Fund Inc., that are requireed to be reported on any filings. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such filings.


Date: April 30, 2004


                                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                         By:  /s/ Brian Goggin
                              ----------------------------------
                              Brian Goggin
                              Director


                              BIAM Holdings

                         By:  /s/ Sean O'Dwyer
                              ----------------------------------
                              Sean O'Dwyer
                              Director


                              Bank of Ireland Asset Management Limited

                         By:  /s/ Sean O'Dwyer
                              ----------------------------------
                              Sean O'Dwyer
                                 Director


                              Bank of Ireland Asset Management (U.S.) Limited

                         By:  /s/ Rosemary Mahon
                              ----------------------------------
                              Rosemary Mahon
                              Director


                           Bank of Ireland EUT Smaller Equities Fund

                           By:  /s/ Keith Walsh
                              ----------------------------------
                              Keith Walsh
                              Authorised Signatory